Exhibit 10.2


     SUPERIOR ENERGY SERVICES, INC. 1999 STOCK INCENTIVE PLAN


     1. PURPOSE. The purpose of the 1999 Stock Incentive Plan (the "Plan") of Superior Energy Services, Inc. ("Superior") is to increase stockholder value and to advance the interests of Superior and its subsidiaries (collectively, the "Company") by furnishing a variety of equity incentives (the "Incentives") designed to attract, retain and motivate officers, directors, key employees, consultants and advisers and to strengthen the mutuality of interests between such persons and Superior stockholders. Incentives may consist of opportunities to purchase or receive shares of common stock, $.001 par value per share, of Superior (the "Common Stock"), on terms determined under the Plan.

     2.   ADMINISTRATION.

          2.1. COMPOSITION. The Plan shall be administered by the compensation committee of the Board of Directors of Superior, or by a subcommittee of the compensation committee. The committee or subcommittee that administers the Plan shall hereinafter be referred to as the "Committee". The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "disinterested person" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), as currently in effect or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Internal Revenue Code (the "Code"), as currently in effect or any successor provision.

          2.2. AUTHORITY. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with participants as to the terms of the Incentives (the "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.

     3.   ELIGIBLE PARTICIPANTS.

          3.1. OFFICERS, KEY EMPLOYEES, CONSULTANTS AND ADVISERS. Officers (including officers who also serve as directors of the Company), key employees, consultants and advisers to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate personnel of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to determine or modify performance objectives for those participants.

          3.2. OUTSIDE DIRECTORS. Members of the Board of Directors of Superior who are not also full-time employees of the Company ("Outside Directors") may receive awards under the Plan only as specifically provided in Section 9 hereof.

     4.   SHARES SUBJECT TO THE PLAN.

          4.1. NUMBER OF SHARES.

               (A) Subject to adjustment as provided in Section 10.6, a total of 5,929,327 shares of Common Stock are authorized to be issued under the Plan. Awards that by their terms may be paid only in cash shall not be counted against such share limit.

               (B) Subject to adjustment as provided in Section 10.6, Incentives with respect to no more than 1,000,000 shares of Common Stock may be granted through the Plan to a single participant in one calendar year.

               (C) In the event that a stock option or other award granted hereunder expires or is terminated or cancelled prior to exercise or issuance of shares, any shares of Common Stock that were issuable thereunder may again be issued under the Plan.

               (D) In the event that shares of Common Stock are issued as Incentives under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan.

               (E) The number of shares of Common Stock that may be issued pursuant to incentive stock options under Section 422 of the Code may not exceed 250,000 shares.

               (F) Subject to the other provisions of this Section 4.1, the maximum number of shares of Common Stock with respect to which awards may be issued in the form of restricted stock and Other Stock-Based Awards (as defined herein) payable in shares of Common Stock shall be 250,000 shares.

               (G) If the exercise price of any option is satisfied by tendering shares of Common Stock to the Company, only the number of shares issued net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares available for issuance under Section 4.1.A. However, all of the shares issued upon exercise shall be deemed issued for purposes of determining the maximum number of shares that may be issued pursuant to incentive stock options under Section 4.1.E.

               (H) Additional rules for determining the number of shares granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

          4.2. TYPE OF COMMON STOCK. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares, including shares acquired in the open market or otherwise obtained by the Company.

     5. TYPES OF INCENTIVES. Incentives may be granted under the Plan to eligible participants in any of the following forms, either individually or in combination, (a) incentive stock options and non-qualified stock options; (b) restricted stock; and (c) other stock-based awards.

     6. STOCK OPTIONS. A stock option is a right to purchase shares of Common Stock from Superior. Stock options granted under this Plan may be incentive stock options under Section 422 of the Code, as amended (the "Code") or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

          6.1. PRICE. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 10.6; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant.

          6.2. NUMBER. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 4.1 and subject to adjustment as provided in Section 10.6.

          6.3. DURATION AND TIME FOR EXERCISE. The term of each stock option shall be determined by the Committee. Subject to the automatic acceleration of exercisability under Section 10.12, each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time.

          6.4. REPURCHASE. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 10.13) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price.

          6.5. MANNER OF EXERCISE. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid by (a) cash; (b) uncertified or certified check; (c) unless otherwise determined by the Committee, by delivery of shares of Common Stock held by the optionee for at least six months, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) delivering a properly executed exercise notice together with irrevocable instructions to a broker approved in advance by Superior (with a copy to Superior) to promptly deliver to Superior the amount of sale or loan proceeds to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee. In the case of delivery of an uncertified check upon exercise of a stock option, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.

          6.6. INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

               (A) Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

               (B) All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

               (C) Unless sooner exercised, all incentive stock options shall expire no later than ten years after the date of grant.

               (D) No incentive stock options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

               (E) The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Superior or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as incentive stock options.

     7.   RESTRICTED STOCK

          7.1. GRANT OF RESTRICTED STOCK. The Committee may award shares of restricted stock to such persons as the Committee determines to be eligible pursuant to the terms of Section 3. An award of restricted stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as performance based compensation under Section 162(m) of the Code, it must meet the additional requirements imposed thereby.

          7.2. THE RESTRICTED PERIOD. The Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the "Restricted Period"). Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur under the conditions described in Section 10.12 hereof and may occur upon death, disability or retirement, if so determined by the Committee. A Restricted Period of at least three years is required, except that if vesting of the shares is subject to the attainment of specified performance goals, a Restricted Period of one year or more is permitted. The expiration of the Restricted Period shall also occur as provided under Section 10.12.

          7.3. ESCROW. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

          The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Superior Energy Services, Inc. 1999 Stock Incentive Plan (the "Plan"), and an agreement entered into between the registered owner and Superior Energy Services, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

          7.4. DIVIDENDS ON RESTRICTED STOCK. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

          7.5. FORFEITURE. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to
     Section 10.6 due to a recapitalization, merger or other change in capitalization.

          7.6. EXPIRATION OF RESTRICTED PERIOD. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant's estate, as the case may be.

          7.7. RIGHTS AS A STOCKHOLDER. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares.

          7.8. PERFORMANCE-BASED RESTRICTED STOCK. The Committee shall determine at the time of grant if a grant of restricted stock is intended to qualify as "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the restricted stock shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, return on equity, return on investment, cash provided by operating activities, increase in cash flow, or safety performance of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of restricted stock intended to qualify as "performance-based compensation," the grants of restricted stock and the establishment of performance measures shall be made during the period required under Section 162(m).

     8.   OTHER STOCK-BASED AWARDS.

          8.1. GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized to grant "Other Stock-Based Awards," which shall consist of awards the value of which is based in whole or in part on the value of shares of Common Stock, that is not an instrument or award specified in Sections 6 of 7 of the Plan. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, restricted stock units or securities convertible or exchangeable into or exercisable for shares of Common Stock ), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of the Plan. To the extent that an Other Stock-Based Award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, it must meet the additional requirements imposed thereby. Except in the case of an Other Stock-Based Award granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the price at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan, or the provision, if any, of any such Award that is analogous to the purchase or exercise price, shall not be less than 100% of the fair market value of the securities to which such Award relates on the date of grant. An Other-Stock Based Award, including an outright grant of shares of Common Stock, may be made in lieu of the payment of cash compensation otherwise due to a participant.

          8.2. PERFORMANCE-BASED OTHER STOCK-BASED AWARDS. The Committee shall determine at the time of grant if the grant of an Other Stock-Based Award is intended to qualify as "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Other Stock-Based Award shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, return on equity, return on investment, cash provided by operating activities, increase in cash flow, or the safety of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Other Stock-Based Awards intended to qualify as "performance-based compensation," the grants of Other Stock-Based Awards and the establishment of performance measures shall be made during the period required under Section 162(m) of the Code.

     9.   STOCK OPTIONS FOR OUTSIDE DIRECTORS

          9.1. ELIGIBILITY. Each person who serves as an Outside Director shall be entitled to participate and automatically granted (a) a non-qualified stock option to acquire 20,000 shares of Common Stock on the day that such person first becomes a member of the Board and (b) a non-qualified stock option to acquire 5,000 shares of Common Stock on the day following the 2000 annual meeting of stockholders and thereafter on the day following subsequent annual meetings of stockholders, for as long as the Plan remains in effect and shares of Common Stock remain available for grant under Section 4.1 hereof. The exact number of shares with respect to which options shall be granted each year to Outside Directors within the range specified above shall be determined by the Committee.

          9.2. EXERCISABILITY OF STOCK OPTIONS. The stock options granted to Outside Directors under this Section 9 shall become exercisable as follows:

          25% of the total number of shares covered by the stock options beginning one year after the date of grant;

          50% of the total number of shares covered by the stock options beginning two years after the date of grant, less any shares previously issued;

          75% of the total number of shares covered by the stock options beginning three years after the date of grant, less any shares previously issued;

          100% of the total number of shares covered by the stock options beginning four years after the date of grant, less any shares previously issued;

     provided, however, that such stock options shall become immediately exercisable under <section>10.12 hereof and in the event of retirement from the Board on or after reaching age 65, death or disability. No stock option granted to an Outside Director under the terms of this
     Section 9 may be exercised more than ten years after the date of grant.

          9.3. EXERCISE PRICE. The per share exercise price of stock options granted to Outside Directors shall be equal to 100% of the Fair Market Value as defined in the Plan, of a share of Common Stock on the date of grant.

          9.4. EXERCISE AFTER TERMINATION OF BOARD SERVICE. In the event that an Outside Director ceases to serve on the Board of Directors for any reason, the stock options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of service, within one year from the date of termination of Board service, but in no event later than ten years after the date of grant.

     10.  GENERAL.

          10.1. DURATION. Subject to Section 10.11, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

          10.2. TRANSFERABILITY OF INCENTIVES. Options granted under the Plan shall not be transferable except:

               (A)  by will;

               (B)  by the laws of descent and distribution; or

               (C) in the case of stock options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) pursuant to a domestic relations order, as defined in the Code, (ii) to Immediate Family Members, (iii) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only partners, (iv) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only members, or (v) to a trust for the sole benefit of Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a non-qualified stock option.

     Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive, or levy of attachment or similar process upon the Incentive not specifically permitted herein, shall be null and void and without effect.

          10.3. DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Incentive may provide the holder thereof with dividends or dividend equivalents, payable in cash, shares, other securities or other property on a current or deferred basis.

          10.4. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. In the event that a participant, other than an Outside Director, ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee in the Incentive Agreement.

          10.5. ADDITIONAL CONDITION. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          10.6. ADJUSTMENT. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

          10.7. INCENTIVE AGREEMENTS. The terms of each Incentive shall be stated in an agreement or notice approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as incentive stock options or as non-qualified stock options.

      10.8. WITHHOLDING. At any time that a participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of shares of Common Stock under the Plan or upon the lapse of restrictions on shares of restricted stock, the participant may, subject to the Committee's right of disapproval, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date").

          Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock or an Other Stock-Based Award, an Election is not permitted to be made.

          A participant may also satisfy his or her total tax liability related to the Incentive by delivering shares of Common Stock that have been owned by the participant for at least six months. The value of the shares delivered shall be based on the Fair Market Value of the Common Stock on the Tax Date.

          10.9. NO CONTINUED EMPLOYMENT. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

          10.10. DEFERRAL PERMITTED. Distribution of shares of Common Stock or cash to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

          10.11. AMENDMENT OF THE PLAN. The Board may amend or discontinue the Plan at any time. In addition, no amendment or discontinuance shall, subject to adjustments permitted under Section 10.6, materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains the right to (a) convert any outstanding incentive stock option to a non-qualified stock option, or
     (b) exercise all rights under Section 10.12.

          10.12. CHANGE OF CONTROL.

               (A) A Change of Control shall mean:

                    (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934
          Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 30% of the outstanding shares of the Common Stock; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

                         a) any acquisition of Common Stock directly from the Company,

                         b) any acquisition of Common Stock by the Company,

                         c) any acquisition of Common Stock by any employee
               benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                         d) any acquisition of Common Stock by any corporation pursuant to a transaction that complies with clauses a), b) and c) of subsection (iii) of this Section 10.12(A); or

                    (ii) individuals who, as of the date this Plan was adopted by the Board of Directors (the "Approval Date"), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

                    (iii)  consummation  of  a  reorganization,  merger  or
          consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

                         a) all or substantially all of the individuals and
               entities who were the beneficial owners of the outstanding Common Stock and the voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this clause a) and clauses b) and c), shall include a corporation that as a result of such transaction owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries), and

                         b) except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                         c) at least a majority of the members of the board
               of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

               (B) Upon a Change of Control, or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all outstanding options granted pursuant to the Plan shall automatically become fully exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved and waived by the Company, without the necessity of action by any person.

               (C) No later than 30 days after the approval by the Board of a Change of Control of the types described in subsections (iii) or (iv) of Section 10.12(A) and no later than 30 days after a Change of Control of the type described in subsections (i) and
          (ii) of Section 10.12(A), the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

                    (i) require that  all  outstanding options be exercised
               on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options shall terminate,

                    (ii) make such equitable adjustments to Incentives then
               outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

                    (iii) provide for mandatory  conversion  of some or all
               of the outstanding options held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option or, as defined and calculated below, over the exercise price(s) of such options or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

                    (iv) provide that thereafter  upon  any  exercise of an
               option the participant shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock then covered by such option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the reorganization, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Common Stock then covered by such options.

                    (v) For the purposes of paragraph (iii) of this Section
               10.12(C) the "Change of Control Value" shall equal the amount determined by whichever of the following items is applicable:

                         a) the per  share price to be paid to stockholders
                    of Superior in any such merger, consolidation or other reorganization.

                         b) the price per  share offered to stockholders of
                    Superior in any tender offer or exchange offer whereby a Change of Control takes place, or

                         c) in all other events, the  Fair Market Value per
                    share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options.

                         d) in the event that the consideration  offered to
                    stockholders of Superior in any transaction described in this Section 10.12 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

          10.13. DEFINITION OF FAIR MARKET VALUE. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

     11. STOCKHOLDER APPROVAL. Adoption of this plan by the Board of Directors is subject to approval by the holders of a majority of the Common Stock present and voting at a meeting of the stockholders to be held no later than the date of the first annual meeting after the date of the adoption hereof by the Board of Directors.